Exhibit (j)(2)
Principal Investors Fund, Inc.
711 High Street
Des Moines, Iowa 50392
May 1, 2008
Via EDGAR
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:	Principal Investors Fund, Inc. Post-Effective Amendment No.59 to the Registration Statement on Form N-1A File Nos. 033-59474, 811-07572
Ladies and Gentlemen:
I am Assistant Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).
If you have any questions, please call me at 515-235-9328 or Michael Roughton at 515-248-3842.
Very truly yours,
/s/Adam U. Shaikh
Adam U. Shaikh
Assistant Counsel
Principal Investors Fund, Inc.